Exhibit 10.13

Amendment No. 1 to Promissory Note

Effective as of December 21, 2023

Global Hydrogen Energy LLC
99 Wall Street, Suite 436
New York, New York 10005

Ladies and Gentlemen:

Reference is hereby made to that certain Promissory Note (the “Promissory Note”), dated as of June 21, 2023, by and between Global Hydrogen Energy LLC, a Delaware Limited Liability Company (the “Maker”), and Carter Glatt, an individual (the “Payee”). Effective as of December 21, 2023, the Maker and the Payee hereby acknowledge and agree that (i) the Maturity Date of the Promissory Note shall be extended to June 30, 2024 and (ii) the principal amount of the Promissory Note shall be $103,950 (and the Maker shall not request any advances under the Promissory Note in excess of such amount). Capitalized terms used but not defined herein shall have the meanings specified in the Promissory Note. Except to the extent provided above, the Promissory Note shall remain in full force and effect in accordance with its terms.

A copy of a signature delivered by email or other method of electronic delivery shall be treated as, and enforceable the same as, an original signature. Please sign this letter below to confirm our mutual understandings and agreements.

Very truly yours,

Global Hydrogen Energy LLC

/s/ William Bennett Nance, Jr.
By:	William Bennett Nance, Jr.
Title:	Chief Executive Officer

AGREED AND ACCEPTED

Carter Glatt

/s/ Carter Glatt
By:	Carter Glatt